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                                                                  Exhibit (j)(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of AXA Premier Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountant" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP


New York, NY
February 19, 2003